UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)
____________________

888-477-2150
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 11, 2011, Parametric Sound Corporation (the “Company”) entered into a lease agreement (“Lease”) with Pomerado Leasing No. 9, L.P., a California Limited Partnership, for 3,498 square feet of improved assembly and warehouse space located at 13125 Danielson Street (Suites 110 and 111), Poway, California 92064. The Lease commences June 1, 2011, with early occupancy effective May 11, 2011, for a period of 25 months terminating June 30, 2013, with the second months rent abated. The gross monthly base rent is $3,498 through May 31, 2012 thereafter increasing to $3,603 per month for the term of the Lease, subject to adjustment as provided in the Lease. The Company has one two-year extension option at the then fair rental value as defined in the Lease. The aggregate lease payments pursuant to the agreement total $85,317.

The Company’s President and CEO, Elwood G. Norris, executed a personal guarantee (“Guarantee”) of the Lease without compensation.

The foregoing summary of the Lease and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Lease and Guarantee filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Lease Agreement between the Company and Pomerado Leasing No. 9, L.P. executed on May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Parametric Sound Corporation

Date: May 17, 2011	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary